UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF MEMBERS TO BE HELD ON MONDAY, MARCH 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Lincolnway Energy, LLC (the “Company”), dated February 28, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on Monday, March 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 17, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF SPECIAL MEETING OF MEMBERS
TO BE HELD ON MARCH 23, 2020

To the Members of LINCOLNWAY ENERGY, LLC:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), recommendations and orders from federal and Iowa authorities, and to support the health and well-being of our members, NOTICE IS HEREBY GIVEN that the location of the Special Meeting of Shareholders of Lincolnway Energy, LLC (the “Company”) has been changed. As previously announced, the Special Meeting will be held on Monday, March 23, 2020 at 6:30 p.m., Central Time. In light of public health concerns, the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically.

We ask that you visit the Lincolnway Energy website shortly before 6:30 p.m. at http://www.lincolnwayenergy.com and to please click on the “Investors” tab and then “Special Meeting Materials 3.23.2020”. There will be a link to the webinar meeting on this page. Please click on the link, enter your name (user name) and press “next”. You will be directed to the webinar site. We encourage you to visit the site using a computer or tablet; however, you may use your phone. All questions may be typed at any time during the presentation into the questions box on the right of the presentation display screen. There will be no investor audio available. Below is a copy of the URL to the webinar site:

https://stream.lifesizecloud.com/extension/904632/a3842681-de18-4254-ab44-d47a774e84fb

Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the meeting. The proxy card and the proxy materials previously distributed will not be updated to reflect the change in location and the proxy card may continue to be used to vote your units in connection with the Special Meeting.  You may vote up to 5:00 p.m. on March 23 by dropping your proxy card in a box that will be at the front door of our office building.

The proxy statement and additional materials are available under the Investors tab of our website at:

http://www. lincolnwayenergy.com.

By Order of the Board of Directors,
Timothy Fevold,
Secretary